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            Infinity
        Broadcasting
         Corporation

  40 West 57th Street
   New York, NY 10019
         212-314-9200



           INFINITY BROADCASTING CORPORATION ANNOUNCES
         EXTENSION OF ITS COMMON STOCK PURCHASE PROGRAM


     NEW YORK, January 13, 2000 - Infinity Broadcasting Corporation (NYSE: INF) today announced that its Board of Directors has authorized the purchase of an additional $500,000,000 of its Class A common stock through open market transactions or otherwise. On June 17, 1999 the Company announced a buyback program for up to $500,000,000 of its Class A common stock. Approximately $14 million remain under that initial authorization.

     The timing and actual number of shares purchased will depend on a variety of factors, including price and market conditions.

     Infinity Broadcasting Corporation operates more than 160 radio stations and its outdoor advertising business. Infinity also manages and holds an equity position in Westwood One, Inc.

     Infinity Broadcasting Corporation is a majority-owned subsidiary of CBS Corporation.


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Contacts: Farid Suleman                      Dana McClintock
          Infinity Broadcasting Corporation  CBS Corporation
          212/314-9215                       212/975-1077